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                                                               EXHIBIT 23(a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the inclusion of our report dated March 22, 2000 on the financial statements of Cragar Industries, Inc. for the year ended December 31, 1999, in the Company's Form 10-KSB for the year then ended.


                                        /s/ Semple & Cooper, LLP


Phoenix, Arizona
March 30, 2000